UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 21, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In a press release dated September 21, 2006 Mercantile Bancorp, Inc. (the “Company”) announced that Dan S. Dugan will retire as of March 1, 2007 as President and Chief Executive Officer of the Company. He will remain Chairman of the Board. Ted T. Awerkamp, currently Vice President and Secretary of the Company, has been named by the Board of Directors to succeed Dugan as President and CEO of the Company effective upon Dugan’s retirement.
     Awerkamp’s biographical information, business experience, the terms of his employment (including compensation), and a description of any transactions between the Company and him have been previously disclosed by the Company in its public filings and have not been modified since the times of such disclosures.
     A copy of the press release issued by the Company regarding Dugan’s retirement and Awerkamp’s appointment is attached hereto and incorporated herein by reference.
Item 9.01 Exhibits
       (c) Exhibits:

Exhibit Number	Description

99.1	Press Release dated September 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
Name:	Dan S. Dugan
Title:	Chairman, President, and Chief Executive Officer

Date: September 21, 2006

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